UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 2, 2009

(Date of earliest event reported)

DARDEN RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

Commission File Number: 1-13666

Florida	59-3305930
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

1000 Darden Center Drive, Orlando, Florida 32837

(Address of principal executive offices, including zip code)

(407) 245-4000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 2, 2009, the Board of Directors of Darden Restaurants, Inc. (the “Company”) increased the number of directors of the Company from 11 to 12, and elected Victoria D. Harker to serve as a director, all effective November 2, 2009, as further described in the press release dated November 2, 2009, entitled “Darden Restaurants, Inc. Announces New Board Member,” a copy of which is furnished herewith as Exhibit 99 to this Current Report on Form 8-K. The Board also appointed Ms. Harker to serve on its Audit Committee.

The Board determined that, in its judgment, Ms. Harker satisfies the requirements for “independence” set forth in the Company’s Corporate Governance Guidelines and the applicable rules of the New York Stock Exchange. There were no arrangements or understandings pursuant to which Ms. Harker was elected or any relationships or related transactions between the Company and Ms. Harker of the type required to be disclosed under applicable Securities and Exchange Commission (“SEC”) rules. As a non-employee director, Ms. Harker will receive the compensation under the Company’s Director Compensation Program described on pages 14-16 of the Company’s Proxy Statement filed with the SEC on August 18, 2009, the description of which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

99	Press Release dated November 2, 2009, entitled “Darden Restaurants, Inc. Announces New Board Member.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARDEN RESTAURANTS, INC.

By:	/S/ PAULA J. SHIVES
Paula J. Shives Senior Vice President, General Counsel and Secretary

Date: November 2, 2009

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99	Press Release dated November 2, 2009 entitled “Darden Restaurants, Inc. Announces New Board Member.”

4